June 18, 1997







FAC Realty, Inc.
11000 Regency Parkway
Third Floor, East Tower
Cary, North Carolina  27511

         Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We refer to an aggregate of 775,000 shares of Common Stock, par value $.01 per share, of FAC Realty, Inc., a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The 575,000, 150,000 and 50,000 shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued under the Factory Stores of America, Inc. Amended and Restated 1993 Employee Stock Incentive Plan (the "Incentive Plan"), the Factory Stores of America, Inc. 1996 Restricted Stock Plan, as amended (the "Restricted Stock Plan"), and the FAC Realty, Inc. 1997 Qualified Employee Stock Purchase Plan (together with the Incentive Plan and the Restricted Stock Plan, the "Plans"), respectively.

         We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plans, and, when (a) the Registration Statement has
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June 18, 1997
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become  effective  under  the  Act,  (b) the  pertinent  provisions  of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plans, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                Very truly yours,




                               GIBSON, DUNN & CRUTCHER LLP